UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2010

FIRST MARINER BANCORP

(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On February 2, 2010, First Mariner Bancorp  (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2009.  A copy of the press release dated February 2, 2010 is attached to this Report as Exhibit 99.1 and is furnished herewith, except as it relates to the portion of the press release announcing the record date for the Company’s previously disclosed rights offering, which is to be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The information contained in this Item 2.02 and in the portion of Exhibit 99.1 pertaining to the Company’s financial results hereto shall not be deemed “filed” for purposes of Section 18 of  the “Exchange Act,” or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 1.01               Entry into a Material Definitive Agreement.

Item 3.02               Unregistered Sales of Equity Securities

On February 3, 2010, the Company entered into an Exchange Agreement (the “Agreement”) with its Chairman of the Board and Chief Executive Officer, Edwin F. Hale, Sr. (the “Investor”).

The Investor holds trust preferred securities with an aggregate liquidation amount of $4.0 million issued by Mariner Capital Trust II, an aggregate liquidation amount of $6.0 million issued by Mariner Capital Trust IV and an aggregate liquidation amount of $10.0 million issued by Mariner Capital Trust VIII (collectively, the “Trusts”).  The Company formed the Trusts in 2002, 2003, and 2005 respectively, as special purpose entities for the sole purpose of issuing trust preferred securities to unaffiliated investors.  The Company issued subordinated debentures to the Trusts in exchange for the proceeds of the offerings of the trust preferred securities.  The subordinated debentures are the sole assets of the Trusts.

Under the Agreement, the Company will acquire trust preferred securities with an aggregate liquidation amount of $20.0 million from the Investor in exchange for consideration consisting of shares of Company common stock and warrants to buy Company common stock (the “Exchange”).  The trust preferred securities were acquired by the investor from an unrelated third party.  The aggregate number of shares of common stock to be exchanged (the “Initial Shares”) will be valued at $2.0 million based on the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction (the “20-Day Average Closing Price”).  In the event that by June 30, 2010 the Company completes a public or private offering of its common stock for a price that is lower than the 20-Day Average Closing Price, then the Company will issue additional shares of common stock to the Investor so that the total shares of common stock to be issued to the Investor would be calculated based on the lowest price per share at which shares were sold in the public or private offering.

In addition to the common stock, the Investor will receive warrants to purchase a number of shares equal to 20% of the Initial Shares (the “Warrants”).  The exercise price for the Warrants will be the lesser of (i) the 20-Day Average Closing Price, (ii) if on or prior to June 30, 2010 the

Company sells shares of common stock in a public or private offering, the price at which shares are sold in that offering, or (iii) the price utilized in any subsequent agreement for the acquisition of trust preferred securities to determine the number of shares of common stock to be exchanged for such trust preferred securities exclusive of any warrants, warrant shares or warrant prices.  The warrants will be exercisable for a period of five years.

The Agreement further provides that in the event that on or prior to June 30, 2010 the Company enters into an agreement to acquire other trust preferred securities and the value of the consideration to be issued in that transaction relative to the aggregate liquidation amount of trust preferred securities to be acquired is greater than the value of the consideration to be issued by the Company in the Exchange relative to the $20.0 million aggregate liquidation amount of trust preferred securities to be exchanged, the Investor also will receive additional warrants.  The number of additional warrants would be such that the relative value of the aggregate consideration to be paid in this transaction equals the relative value of the aggregate consideration to be paid in the subsequent transaction, provided that the number of shares subject to the additional warrants could not exceed 20% of the Initial Shares.

In the event that the consummation of the Exchange would result in the Investor’s ownership of 41.33% or more of the then outstanding shares of common stock, assuming the exercise of the Warrants he would receive in the Exchange (the “Threshold”), then the amount of trust preferred securities to be exchanged by the Investor will be reduced by the minimum amount necessary so that immediately following the Exchange the Investor’s ownership of Company common stock is below the Threshold, and the consideration to be exchanged by the Company will be proportionately reduced.  Thereafter, if the remaining trust preferred securities held by the Investor can be exchanged without causing the Investor’s ownership of Company common stock to exceed the Threshold, then, subject to the terms and conditions contained in the Agreement, the Company and the Investor will complete the Exchange with respect to the remaining trust preferred securities held by the Investor.

Upon consummation of the transaction, the Company anticipates that the trust preferred securities exchanged by the Investor and an equivalent amount of subordinated debentures for each of the Trusts will be cancelled and will no longer be outstanding.

The shares of stock, warrants and stock issuable upon the exercise of warrants have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.  The Company has agreed with the Investor to prepare and file a registration statement to register the resale by the Investor of the Initial Shares and the Warrants, and all shares of common stock issuable upon the exercise of the Warrants, as well as to prepare and file a registration statement to register the resale by the Investor of any additional shares or additional warrants, and the shares issuable under such additional warrants, in the event such additional shares or additional warrants are issued.

The exchange is subject to the approval of the Company’s stockholders under the Nasdaq Marketplace Rules.

The Company has filed a preliminary proxy statement concerning the exchange with the Securities and Exchange Commission (the “SEC”) and expects to file and mail a definitive proxy statement to shareholders as soon as practicable.  Shareholders of the Company are urged to read the proxy statement when it is available because it will contain important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company free of charge at the Securities and Exchange Commission’s website, www.sec.gov.  In addition, documents filed with the Securities and Exchange Commission by the Company may be read and copied at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, DC.  The directors, executive officers, and certain other members of management and employees of the Company are expected to be participants in the solicitation of proxies in favor of the exchange from the shareholders of the Company. Information about the directors and executive officers of the Company will be included in the proxy statement to be filed with the Securities and Exchange Commission.

A copy of the Company’s press release is attached to this Report as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01           Other Events.

On February 2, 2010, the Company issued a press release announcing it has set February 12, 2010 as the record date for its previously disclosed proposed rights offering of common stock.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  You may obtain a written prospectus, when available, for the proposed rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 1501 S. Clinton Street, Baltimore, Maryland, 21224, Attention: Eugene A. Friedman, Corporate Secretary.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities.  Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

On February 3, 2010, the Company issued a press release announcing that it is now in compliance with the listing standards of The Nasdaq Stock Market (“Nasdaq”).  As previously disclosed, Nasdaq Staff notified the Company on December 10, 2009 that it was not in compliance with the listing requirements under Nasdaq Marketplace Rules 5450(a)(1) and 5450(b)(1)(C).  Since then, the Company has regained compliance because its common stock has been at $1.00 per share or greater for at least 10 consecutive trading days, and its minimum market value of publicly held shares has been $5,000,000 or greater for at least 10 consecutive trading days.  As a result of these two events, the Company has regained compliance with the listing rules and the Company received a letter from Nasdaq dated February 3, 2010 stating that both matters are now closed.

A copy of the February 4, 2010 press release announcing this matter is attached hereto as Exhibit 99.3.

Item 9.01                                           Financial Statements and Exhibits.

(d)                            Exhibits

Number	Description

10.1	Exchange Agreement, dated February 3, 2010, by and between the Company and Edwin F. Hale, Sr.

99.1	Press Release dated February 2, 2010

99.2	Press Release dated February 3, 2010

99.3	Press Release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: February 9, 2010	By:	/s/ Mark A. Keidel
Mark A. Keidel
President/Chief Operating Officer